SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

This SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (the “Second Amendment”) is entered into as of this __th day of March, 2009 by and between MARKMAN MULTIFUND TRUST, a Massachusetts business trust (the “Borrower”) and FIFTH THIRD BANK, an Ohio banking corporation (the “Bank”).

WHEREAS, the Borrower and the Bank entered into a certain Revolving Credit Agreement dated as of February 25, 2008 (the “Agreement”), whereby the Bank made available to the Borrower a revolving credit facility pursuant to which the Fund operated by the Borrower was authorized to borrow the aggregate amount of $15,000,000, provided however, at no time could the aggregate Loans outstanding to the Fund exceed $15,000,000; and

WHEREAS, the Borrower and Bank entered into a First Amended to Revolving Credit Agreement dated as of March 27, 2008 (the “First Amendment”) and

WHEREAS, the Borrower and the Bank desire to amend further the terms of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Modifications to the Agreement.

1.1           Except as otherwise defined herein, capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement as amended.

1.2           The definition of “Loan Documents” contained in Section 1.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Loan Documents,” with respect to the Fund, means this Agreement as amended by the First Amendment, the Second Amendment, the Note, the Pledge Agreement and the Authorization Letter executed by the Borrower and/or the Investment Adviser on behalf of the Fund, including any and all such documents which may be amended from time to time hereafter.

1.3           The definition of “Maturity Date” contained in Section 1.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Maturity Date” shall mean February 26, 2010.

1.4           Section 1.1 of the Agreement is hereby amended to include the following definition of “Second Amendment” as follows:

“Second Amendment” means the Second Amendment to Revolving Credit Agreement between the Bank and the Borrower and dated as of March __, 2009.

1.5           The amendment to the term “Maturity Date” shall also amend the Maturity Date of the Note and all other Loan Documents.

Section 2.  Miscellaneous.

2.1.           Borrower hereby ratifies the Agreement and further agrees that, except as provided herein, all provisions of the Loan Documents remain in full force and effect.  Further, Borrower agrees that all modifications and amendments set forth in this Second Amendment shall be construed as amendments and modifications to each of the Loan Documents to the extent that such construction is necessary to give full effect to terms of this Second Amendment.

2.2.           This Second Amendment is an instrument in writing as contemplated by Section 8.3 of the Agreement, it may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement, and upon the satisfaction of the conditions precedent set forth in Section 2, is effective to modify the Agreement as set forth herein.

2.3.           From and after the effective date of this Second Amendment, all references to the Agreement and/or to any of the other Loan Documents shall be deemed to be references to the Agreement and/or Loan Documents as amended pursuant to this Second Amendment.

2.4.           This Second Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

3.5.           The execution and delivery of this Second Amendment has been duly authorized by Borrower, and has been signed and delivered by an authorized officer of Borrower, acting as such.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower and Bank have executed this Second Amendment to Revolving Credit Agreement by their duly authorized officers as of the date first above written.

MARKMAN MULTIFUND TRUST on behalf of its series, the Markman Core Growth Fund

By: ________________________________

Name: ______________________________

Title: _______________________________

FIFTH THIRD BANK

By: ________________________________

Name: ______________________________

Title: _______________________________

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STATE OF MINNESOTA	)
) ss:
COUNTY OF ANOKA	)

BEFORE ME, a Notary Public, in and for said State, personally appeared Robert Markman, the President of Markman Multifund Trust, a Massachusetts business trust, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed as such officer and is the free act and deed of said business trust as aforesaid.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this _____ day of ____________, 2009.

_________________________________
Notary Public

STATE OF MISSOURI	)
) ss:
COUNTY OF JACKSON	)

BEFORE ME, a Notary Public, in and for said State, personally appeared Robert Markey, Vince President, of Fifth Third Bank, a corporation, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed as such officer and is the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this _____ day of ___________, 2009.

_________________________________
Notary Public

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EXHIBIT A

FORM OF AMENDED REPORT OF PLEDGED SECURITIES

REPORT OF PLEDGED SECURITIES

Name of Borrower:	MARKMAN MULTIFUND TRUST

Name of Fund:	MARKMAN CORE GROWTH FUND

Amount of Borrowing:

Date of Borrowing:

1. The above referenced Borrower hereby requests that Fifth Third Bank (“Bank”) loan to Borrower for the benefit of the above referenced Fund on the date hereof the amount shown above pursuant to that certain Revolving Credit Agreement dated February 25, 2008 between Borrower and Bank (“Loan Agreement”).  In consideration of, and as a condition precedent to, the making of such loan as contemplated by the Loan Agreement, Borrower hereby pledges to Bank pursuant to that certain Pledge and Security Agreement dated February 25, 2008 (“Pledge Agreement”), the Securities of the Fund (as defined in the Pledge Agreement) set forth on Schedule A hereto.

2. In selecting the Securities to be pledged to the Bank, Borrower shall select Securities owned by the Fund in accordance with the priorities listed in this Paragraph 2 as shown below.  Borrower shall pledge all Securities owned by the Fund within the first priority category before pledging any securities within the second priority category, and so forth, until sufficient Securities are pledged so that the aggregate Collateral Value (as defined below) of all Securities pledged by Borrower equals the amount of the loan requested herein.  The Collateral Value shall equal the actual fair market value of the Securities as determined by the Borrower in good faith multiplied by the applicable Collateral Percentage as established in this Paragraph 2 as set forth below.

Priority	Collateral Securities	Percentage
First	Cash Balances	100%
Second	U.S. Treasury Securities	70%
Third	U.S. Government Agency Securities	70%
Fourth	Equity Securities Municipal Securities 75%	70% 70%

3. For purposes of this Report of Pledged Securities, the following capitalized terms shall have the meanings set forth below.

“Cash Balances” means the securities purchased by the Borrower upon the overnight investment of the Fund's cash balances on the date of this Report of Pledged Securities and as identified more particularly on Schedule A hereto.

“U.S. Treasury Securities” means a direct obligation of the United States Treasury, including without limitation U.S. Treasury bills, notes and bonds, and as identified more particularly on Schedule A hereto.

“U.S. Government Agency Securities” means notes, bonds, and discount notes issued or guaranteed by United States government agencies or instrumentalities and backed by the full faith and credit of the United States Treasury, including without limitation participation certificates of the Government National Mortgage Association and the Federal National Mortgage Association, and as identified more particularly on Schedule A hereto.

“Equity Securities” means the capital stock of any corporation incorporated in the United States and as identified more particularly on Schedule A hereto.

“Municipal Security” means any tax-exempt security issued by a municipality or other political subdivision of any state, including without limitation industrial development bonds and industrial revenue bonds, and as identified more particularly on Schedule A hereto.

4. All Securities pledged by Borrower to Bank shall (a) be owned by the Fund free and clear of all liens except as set forth in the Pledge Agreement, (b) be held by the Bank as custodian on behalf of the Fund, and (c) have been acquired by the Fund in its ordinary course of business in accordance with its investment policies as set forth in its Statement of Additional Information.

5. Notwithstanding the foregoing, the Bank may reject in writing any Securities identified by Borrower on Schedule A to be pledged to Bank if the Bank reasonably believes that such Securities do not have the values specified on Schedule A, do not meet the criteria set forth in Paragraph 4 or that the Bank will not have a valid first priority, perfected security interest therein.  Upon such rejection, Borrower shall immediately pledge different Securities acceptable to Bank in replacement of the rejected Securities.

IN WITNESS WHEREOF, on behalf of the Borrower, its two authorized representatives have set their hands this ________ day of ___________, 200__.

MARKMAN MULTIFUND TRUST on behalf of its series, the Markman Core Growth Fund

By:

Name:

Title:

By:

Name:

Title:

SCHEDULE A

TO REPORT OF PLEDGED SECURITIES

SECURITIES PLEDGED BY BORROWER TO BANK

Category	Description of Security	Actual Fair Market Value	Collateral Percentage	Collateral Value
Cash Balances
U.S. Treasury Securities
U.S. Government Agency Securities
Equity Securities
Municipal Securities
TOTAL COLLATERAL VALUE

MARKMAN MULTIFUND TRUST

Date: ______________	By:

Title:

By:

Title:

Name of Fund:	MARKMAN CORE GROWTH FUND